                                                                 Exhibit (d) (9)



                           ASSUMPTION AND GUARANTEE
                           ------------------------



          AGREEMENT made as of May 11, 2001 between MERCANTILE-SAFE DEPOSIT & TRUST COMPANY ("Mercantile"), a Maryland banking corporation and a wholly-owned subsidiary of Mercantile Bankshares Corporation, and MERCANTILE CAPITAL ADVISORS, INC. ("Mercantile Capital"), a Maryland corporation and a wholly-owned, indirect subsidiary of Mercantile Bankshares Corporation.

          WHEREAS, M.S.D. & T. Funds, Inc. ("M.S.D. & T. Funds") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, Mercantile has been previously appointed as investment adviser to M.S.D. & T. Funds pursuant to an Advisory Agreement between Mercantile and M.S.D. & T. Funds dated July 24, 1998 together with Addendum No. 1 thereto dated July 5, 2000 and Amendment No. 1 thereto dated April 27, 2001 (the "Advisory Agreement");

          WHEREAS, Mercantile has entered into (a) a Sub-Advisory Agreement with Delaware Management Company dated as of July 5, 2000 with respect to the M.S.D. & T. Capital Opportunities Fund; (b) a Sub-Advisory Agreement with Morgan Stanley Dean Witter Investment Management Limited dated April 27,2001 with respect to the M.S.D. & T. International Equity Fund; and (c) a Sub-Advisory Agreement with Julius Baer Investment Management, Inc. dated April 27, 2001 with respect to the M.S.D. & T. International Equity Fund (collectively, the "Sub-Advisory Agreements);

          WHEREAS, Mercantile Bankshares Corporation has decided to reorganize the investment advisory services provided by Mercantile with respect to M.S.D. &
T. Funds;

          WHEREAS, as a result of such reorganization, Mercantile desires to have Mercantile Capital be the investment adviser with respect to each portfolio of M.S.D. & T. Funds pursuant to the Advisory Agreement and Sub-Advisory Agreements; and

          WHEREAS, substantially all of the personnel of Mercantile responsible for providing investment advisory services to M.S.D. & T. Funds will be employees of Mercantile Capital as a result of such reorganization.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
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          1.  Mercantile Capital hereby assumes all rights and obligations of
Mercantile under the Advisory Agreement and Sub-Advisory Agreements.

          2. Mercantile hereby represents that (i) the management personnel of Mercantile responsible for providing investment advisory services to M.S.D. & T. Funds under the Advisory Agreement and Sub-Advisory Agreements, including its portfolio managers and supervisory personnel, are or will be employees of Mercantile Capital where they will continue to provide the same investment advisory services for M.S.D. & T. Funds, and (ii) both Mercantile and Mercantile Capital remain wholly-owned subsidiaries of Mercantile Bankshares Corporation. Consequently, Mercantile believes that the proposed reorganization and this assumption do not involve a change in actual control or management with respect to the investment adviser for M.S.D. & T. Funds.

          3. Mercantile hereby unconditionally guarantees the due performance of its obligations by Mercantile Capital in connection with the Advisory Agreement and Sub-Advisory Agreements.

          4. Both parties hereby agree that this Assumption and Guarantee shall be attached to and made a part of the Advisory Agreement and Sub-Advisory Agreements.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                        MERCANTILE-SAFE DEPOSIT & TRUST COMPANY


                                        By: /s/ Mark S. McGlone
                                            -------------------
                                           Mark S. McGlone
                                           (Authorized Officer)



                                        MERCANTILE CAPITAL ADVISORS, INC.


                                        By: /s/ William G. Stewart
                                            ----------------------
                                           William G. Stewart
                                           (Authorized Officer)

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